UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 31, 2005
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 2.02. Results of Operations and Financial Condition
On February 13, 2005, Matrixx Initiatives, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal 2005. A copy of the press release is attached to this Report as Exhibit 99.1.
The information being furnished pursuant to this Item 2.02 and in Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Exhibit 99.9 to this report contains certain “non-GAAP financial measures,” as defined in Item 10(e) of Regulation S-K of the Exchange Act. We describe these non-GAAP financial measures as net income and earnings per share “[e]xcluding the impact of the settlement charge, reserve, and tax credits.” Exhibit 99.9 reconciles each of these non-GAAP financial measures to net income and earnings per share, respectively, which are the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe net income and earnings per share excluding the settlement, reserve, and tax credits recognized in the fourth quarter of 2005 provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures involve judgments by management, including whether an item is classified as an unusual item. We use similar concepts to measure our performance internally in reports for management.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
99.1 Press Release of Matrixx Initiatives, Inc. dated February 13, 2006 entitled ” Matrixx Initiatives, Inc. Announces Record Sales for Fourth Quarter and Fiscal 2005”

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
February 13, 2006	Executive Vice President, Chief Financial Officer, and Treasurer Date: